Exhibit 21
SUBSIDIARIES
American National Insurance Company’s significant subsidiaries, as of December 31, 2011, are:

Jurisdiction of Incorporation or
Name of Subsidiary	Organization
Alternative Benefit Management, Inc.	Nevada
American National Administrators, Inc.	Texas
American National County Mutual Insurance Company[1]	Texas
American National General Insurance Company	Missouri
American National Insurance Service Company	Missouri
American National Life Holdings, Inc.	Nevada
American National Life Insurance Company of Texas	Texas
American National Life Insurance Company of New York	New York
American National Lloyds Insurance Company[2]	Texas
American National Property & Casualty Holdings, Inc.	Delaware
American National Property and Casualty Company	Missouri
American National Registered Investment Advisor, Inc.	Texas
ANICO Financial Services, Inc.	Texas
AN Stonebriar, Ltd.	Texas
AN/CAN Investments, Inc.	Canada
ANDV 97, Inc.	Texas
ANH2O, Inc.	Texas
ANIND TX, Inc.	Texas
ANPAC Lloyds Insurance Management, Inc.	Texas
ANPAC Louisiana Insurance Company	Louisiana
ANPIN, L.P.	Texas
ANREINV, Inc.	Texas
ANREM Corporation	Texas
ANTAC, Inc.	Nevada
Baron Phoenix Apts, LLC	Arizona
Comprehensive Investment Services, Inc.	Nevada
Cumberland/146, LLC	Indiana
Eagle 99, Inc.	Nevada
Eagle AN, L.P.	Texas
Eagle Ind., L.P.	Texas
Farm Family Casualty Insurance Company	New York
Farm Family Life Insurance Company	New York
Galveston Island Water Park, L.P.	Texas
Garden State Life Insurance Company	Texas
Germann Road Land Development, LLC	Colorado
I-10 Industrial Development LLC	Colorado
Interpark Pittsburgh, LLC	Delaware
Pacific Property and Casualty Company	California
PCO Battery Brooke Parkway, L.P.	Virginia
PCO Carolina Pines, L.P.	South Carolina
PCO Kent Drive, L.P.	Georgia
Preston 121 Partners, Ltd.	Texas
Rural Agency and Brokerage of New Hampshire, Inc.	New Hampshire
Rural Agency and Brokerage, Inc.	New York
South Shore Harbour Development, Ltd.	Texas
Standard Life and Accident Insurance Company	Oklahoma
Standard Plus, Inc.	Texas
United Farm Family Insurance Company	New York

[1]	Not controlled by ownership, but by management contract with American National Insurance Company.

[2]	Not controlled by ownership, but by management contract with ANPAC Lloyds Insurance Management, Inc.

•	In addition to the entities shown in this chart, American National Insurance Company owns a direct or indirect interest in certain joint ventures and limited partnerships. Such ownership is primarily in connection with real estate investments. In addition, American National Insurance Company owns several “shell” companies, which are currently inactive.